*Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

Capital Gold Corporation and Subsidiaries
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S3 (No. 333-143957) and Form S8 (No. 333-141591) of Capital Gold Corporation and Subsidiaries of our reports dated October 14, 2010, relating to the consolidated financial statements and the effectiveness of Capital Gold Corporation and Subsidiaries’ internal control over financial reporting, which appears in this Form 10-K.

/s/BDO USA, LLP
New York, New York

October 14, 2010